UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonim Technologies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SONIM TECHNOLOGIES, INC.

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX 78746

SUPPLEMENTAL MATERIAL TO PROXY STATEMENT

FOR OUR ANNUAL MEETING TO BE HELD ON SEPTEMBER 29, 2020

Dear Stockholder:

This proxy statement supplement dated September 28, 2020 (this “Supplement”) provides updated information with respect to the Annual Meeting of Stockholders of Sonim Technologies, Inc., a Delaware corporation (the “Company”) to be held on September 29, 2020 (the “Annual Meeting”).

In connection with the Annual Meeting, the Company has furnished to its stockholders a Notice of Annual Meeting of Stockholders and definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement describes a recent change in the nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Departure of Directors

On September 24, 2020, Mr. Maurice Hochschild and Mr. Jeffrey D. Johnson, who currently serve on the Board of Directors of the Company and are nominees for election to serve on the Board of Directors of the Company at the Annual Meeting, informed the Company of their intention to step down from the Board of Directors, effective September 27, 2020, and accordingly Mr. Hochschild and Mr. Johnson will not stand for election at the Annual Meeting. Mr. Hochschild’s and Mr. Johnson’s departure from the Board of Directors is not due to any dispute or disagreement with the Company and neither Mr. Hochschild nor Mr. Johnson advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with the departure of Mr. Hochschild, and in recognition of his longstanding service and contributions to the Company, the Board of Directors approved (1) the acceleration of vesting of 52,000 of the shares subject to the restricted stock units granted by the Company to him on June 9, 2020 and (2) the acceleration of vesting of 5,000 of the shares subject to the restricted stock units granted by the Company to him on November 13, 2019.

As a result of their departures, Mr. Hochschild’s and Mr. Johnson’s names have been withdrawn from nomination for re-election to the Board of Directors. The Board of Directors have determined that no other nominee for election at the Annual Meeting will be named in place of Mr. Hochschild or Mr. Johnson; the remaining five nominees will continue to stand for election or re-election at the Annual Meeting. The Board of Directors has reduced the size of the Board of Directors from seven to five directors.

Non-Voting Board Observers

As previously disclosed in a Schedule 13D/A filed with the Securities and Exchange Commission by 180 Degree Capital Corp. on September 21, 2020, on September 17, 2020, 180 Degree Capital Corp. (“180 Degree Capital”) and its executive officers Kevin M. Rendino and Daniel B. Wolfe entered into an agreement with the Company (the “Agreement”) regarding the appointment of representatives of 180 Degree Capital as non-voting observers (“Observer Rights”) to the Board of Directors of the Company. In connection with the Observer Rights, 180 Degree Capital will have the right to be heard at any such Board meeting that its representatives are invited to attend, but in no event shall 180 Degree Capital’s representatives: (a) be deemed to be a member of the Board of Directors or (b) have the right to vote on any matter under consideration by the Board of Directors or otherwise have any power to cause the Company to take, or not to take, any action. The Company has the right to terminate the Observer Rights at any time with notice to the 180 Degree Capital. As of the date hereof, the Company does not have any plans or proposals to appoint new directors to replace Mr. Hochschild or Mr. Johnson on the Board of Directors.

Change in Composition of Nominating and Corporate Governance Committee

As explained above, on September 24, 2020, Mr. Maurice Hochschild and Mr. Jeffrey D. Johnson, who currently serve on the Nominating and Corporate Governance Committee of the Board of Directors, informed the Company of their intention to step down from the Board of Directors, effective September 27, 2020. Mr. Kenneth Young and Ms. Susan G. Swenson, who currently serve on the Board of Directors, have joined the Nominating and Corporate Governance Committee to replace Mr. Hochschild and Mr. Johnson, respectively. Mr. Young has become the Chairperson of the Nominating and Corporate Governance Committee.

Director Compensation

In April 2019, the Company adopted a non-employee director compensation policy pursuant to which its non-employee directors are eligible to receive compensation for service on the Board of Directors and committees of the Board of Directors. Under the policy, on the date of each annual meeting of our stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted an annual award of restricted stock units under the Company’s 2019 Plan having an aggregate value of $120,000, which units vest in full on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to continued service as a director through the vesting date. On September 27, 2020, the Board of Directors provided, as an amendment to the policy, that the Company will not grant to the non-executive directors the annual award of restricted stock awards in connection with the Annual Meeting.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Notwithstanding Mr. Hochschild’s and Mr. Johnson’s departure and withdrawal as nominees for election to the Board of Directors, all proxies or voting instructions validly submitted by Internet, telephone or mail remain valid and will be voted as instructed at the Annual Meeting; however, any proxies or voting instructions that are submitted with instructions to vote for all of the Board of Director’s nominees will be voted only for the remaining five nominees, as named in the Proxy Statement, and instructions to vote for Mr. Hochschild or Mr. Johnson will be disregarded and will not be counted. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by stockholders will remain valid and will be voted at the Annual Meeting, unless revoked. If you have not yet submitted your proxy or submitted your voting instructions, please disregard Mr. Hochschild’s and Mr. Johnson’s names as nominees for election as directors. None of the other items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement and shares represented by proxies validly submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed.

Please refer to the Proxy Statement for instructions on how to submit your vote, or how you may change your vote if you have already voted.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Supplement, because it contains important information.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

Please ensure that your shares are represented at the Annual Meeting, as your vote is important.

The Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.